EXHIBIT 10.4

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
(Bella Terra)
THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made effective as of May 1, 2015 (“Amendment Date”), by and between and GPP COUNTRYSIDE LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the facts set forth below.
RECITALS
A.    Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of March 19, 2015 (“Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of April 20, 2015 (“First Amendment”), as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of April 30, 2015, (“Second Amendment,” and referred to collectively with Original Purchase Agreement and the First Amendment as the “Agreement”), with respect to certain real property situated in the City of Aurora, State of Colorado, as more particularly described in the Agreement.
B.    The parties desire to amend the Agreement as provided below.
NOW, THEREFORE, in consideration of the Recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.
1.Definitions. All terms with initial capital letters used herein but not otherwise defined shall have the respective meanings set forth in the Agreement.
2.Extension of Contingency Date for Outstanding Insurance Matters.
a)Notwithstanding anything to the contrary contained in the Agreement, the Contingency Date is extended until May 8, 2015 only for the “Outstanding Insurance Matters” (as defined in the First Amendment). In connection with the Outstanding Insurance Matters, Buyer agrees that the “Replacement Cost Value” of the claim payable by the Insurer need not exceed $460,000 in excess of the “Replacement Cost Value” identified in the Report (the “Replacement Cost Threshold”), in which event Buyer shall not be permitted to terminate the Agreement under Section 3.5 based on the Replacement Cost Value of the claim payable by the Insurer. For the avoidance of doubt, if (i) the “Replacement Cost Value agreed to by the Insurer equals or exceeds $1,187,951.66, (ii) Seller and Property Manager have signed and delivered to Escrow Holder the form of assignment requested by Insurer and such other documents reasonably requested by Buyer in connection with the assignment, provided such assignment and other documents do not require Seller to pay any additional out-of-pocket expense or create any additional liability for Seller in connection with the assignment, other than as expressly provided for in the assignment attached hereto as Exhibit A (“Form of Insurance Assignment”), and (iii) the Insurer has signed and delivered an affirmative acknowledgement of its consent to such assignment with terms and conditions acceptable to Buyer or deemed acceptable to Buyer to the extent set forth above, (collectively, the “Contingency Conditions”),  then the contingency related to the Outstanding Insurance Matters shall be deemed satisfied in full and shall become one of the Approved Matters.

b)Buyer may exercise its right to terminate the Agreement under Section 3.5 of the Agreement, in relation to the Outstanding Insurance Matters, by delivering written notice to Seller at any time on or before 5:00 p.m. Mountain Time May 8, 2015, in which event Section 5.1 of the Agreement shall govern. Notwithstanding anything to the contrary contained in the Agreement, if Buyer fails to timely give such notice, then Buyer shall have elected to waive the termination right set forth in Section 3.5 of the Agreement with respect to the Outstanding Insurance Matters and Buyer shall have elected to proceed to Closing in accordance with the terms of the Agreement.
c)In the event Buyer waives the termination right in accordance with Section 2(b) above, prior to Closing, (i) Seller shall continue to cooperate in good faith with Buyer to satisfy the Outstanding Insurance Matters in the same manner as Seller has been cooperating with Buyer through the date hereof, and (ii) Seller and Property Manager shall sign and deliver to Escrow Holder the form of assignment reasonably requested by Insurer and, to the extent requested by Buyer, the Form of Insurance Assignment, as may be modified to remove any provisions not applicable to Buyer or Property Manager, provided such cooperation under subsections (i) and (ii) of this Section 2(c) does not require Seller to pay any additional out-of-pocket expense or create any additional liability for Seller in connection with the assignment, other than as expressly provided for in the Form of Insurance Assignment.
d)Notwithstanding the foregoing, including specifically but without limitation, the terms of Section 2(a), above, or anything else contained in the Agreement that may be to the contrary, if Buyer waives the termination right in accordance with Section 2(b) above, then in no event shall any of the Outstanding Insurance Matters to be performed by Insurer be a condition to Closing under the Agreement.
e)Notwithstanding the foregoing or anything else contained in the Agreement, Seller shall have the one-time right to extend the Contingency Date for the Outstanding Insurance Matters only for a period of ten (10) days (“Extension Period”), during which time Buyer shall not be permitted to terminate the Agreement (except in the event of a Seller default in accordance with the Agreement). To the extent the Contingency Conditions are satisfied during the Extension Period, the Outstanding Insurance Matters shall be deemed automatically approved and the parties shall proceed to Closing in accordance with the terms of the Agreement.
3.    Closing Date. All references in the Agreement to the “Scheduled Closing Date” are hereby deleted. The “Closing Date” shall continue to mean the date on which the Deed conveying the Property to Buyer has been recorded in the Official Records, which date shall be June 5, 2015.
4.    Additional Deposit. Notwithstanding anything to the contrary contained in the Agreement, Buyer shall not be required to deposit with Escrow Holder the Additional Deposit under Section 2.2.1 of the Agreement until one (1) Business Day after the Contingency Date, as amended herein.
5.    Miscellaneous. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and is herby ratified and confirmed. This Amendment may be executed in counterparts, each of which, when taken together, shall constitute one fully executed original. Facsimile signatures and PDF signatures sent by electronic mail shall be binding for all purposes of this Amendment.
6.    Governing Law. All questions with respect to the construction and interpretation of the Agreement and the rights and liabilities of the Parties hereto shall be determined in accordance with the applicable provisions of the laws of the State of Colorado.

7.    Entire Agreement. The Agreement and the Amendment constitute the entire agreement between the Parties hereto. It is expressly agreed that no verbal understandings or agreements which in any way change the terms, covenants or conditions set forth herein and that no modification of the Agreement and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by all Parties hereto.
8.    No Further Change. Except as expressly modified hereby, each, every and all terms and conditions of the Agreement shall continue in full force and effect. In the event of any express conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.
9.    Multiple Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument. If the parties elect to exchange counterparts by fax transmission or electronic mail, signatures on such fax transmissions or electronic mail shall be deemed to be the equivalent of original signatures for all purposes and as such shall constitute one and the same agreement binding upon all the parties hereto.

[Signatures continued on next page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above-written.

SELLER:

GPP Countryside LLC
a Delaware limited liability company

By:    Granite Peak Partners Opportunity Fund III, LP
a Delaware limited partnership, its Sole Member

By:	GPP 1, LLC, a California limited liability company,
its General Partner

	By:	/s/ Bruce Savett
	Name:	Bruce Savett
	Its:	Authorized Signature

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Its:	Vice President

.

Exhibit A

See attached.

INSURANCE CLAIMS AND PROCEEDS ASSIGNMENT AND AGREEMENT
THIS INSURANCE CLAIMS AND PROCEEDS ASSIGNMENT AND AGREEMENT (this “Agreement”) made as of the ___ of April, 2015, between Greystar Real Estate Partners, LLC, a [________] limited liability company (“Greystar”), having an office at 750 Bering Drive, Suite 300, Houston, Texas, 77057, GPP [________] LLC, a Delaware limited liability company (“Seller,” and referred to collectively with Greystar in the singular as “Assignor”), having an office at c/o Granite Peak Partners, Inc., 133 W. De La Guerra Street, Santa Barbara, California 91301, STAR [________], a Delaware limited liability company (“Assignee”), having an office at c/o Steadfast Companies, 18100 Von Karman, Suite 500, Irvine, California 92612, and Lexington Insurance Company, a [________] corporation (“Insurer”), having an office at 99 High Street, Boston, Massachusetts 02110.
WITNESSETH:
WHEREAS, Seller is the owner of certain real property commonly known as “[________]”, located at [________], together with all buildings, structures and other improvements thereon (collectively, the “Property”);
WHEREAS, Seller has engaged Greystar as the property manager of the Property in accordance with the terms and conditions of a property management agreement between Seller and Greystar, pursuant to which Greystar is required to maintain all insurance for the Property;
WHEREAS, Seller and Assignee have entered into that certain Purchase and Sale Agreement dated as of March 19, 2015 (as the same may be amended, restated, modified, supplemented or assigned from time to time, the “Property Sale Agreement”), pursuant to which Seller shall convey the Property to Assignee pursuant to a special warranty deed (“Deed”) to be recorded in Official Records of Arapahoe County (“Official Records”) in accordance with the terms and conditions set forth in the Property Sale Agreement;
WHEREAS, on or about [________], wind and hail damaged certain buildings, structures, and other improvements located on the Property (the “Insured Event”);
WHEREAS, on or about [________], Greystar noticed a claim with respect to the Insured Event (the “Claim”) under Insurance Policy No. 019946516 issued by the Insurer in favor of Greystar as the named insured with respect to the Property (the “Policy”), which Policy is attached hereto as Exhibit A; and
WHEREAS, on or before the Effective Date, Insurer shall have paid to Greystar a partial payment on the Claim, and such partial payment shall be paid or credited to Assignee at the closing under the Property Sale Agreement.
NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Effective Date. Notwithstanding the date of this Agreement, this Agreement and the rights and obligations set forth herein shall become effective on the date the Deed is recorded in the Official Records (“Effective Date”).
2.Assignment. Assignor hereby sells, assigns, conveys and transfers to Assignee, and Assignor hereby accepts and assumes, all of Assignor’s right, title, and interest in, to and under the following (collectively, the (“Assignment”): (i) the Policy, to the extent related to the Property; (ii) any claims under the Policy, and under law and in equity, related to the Insured Event, including without limitation, the Claim; and (iii) all insurance proceeds that are paid or are payable under the Policy related to the Insured Event, together with any other proceeds payable for property damage, lost rental value, and/or business interruption (collectively, the “Proceeds”).
3.Payment of Proceeds.    Assignor, Insurer and Assignee hereby acknowledge and agree that any Proceeds payable under the Policy in connection with the Claim shall be paid directly and solely to Assignee, or to such other party as directed by Assignee in writing including, without limitation, Assignee’s lender (“Designee”). In the event any Proceeds payable in connection with the Claim are paid to Assignor or otherwise require the signature or other authorization of Assignor, Assignor hereby covenants to promptly execute or endorse a draft check or other instrument required to pay such Proceeds to Assignee or otherwise permit Assignee and/or Designee to collect any such Proceeds. Assignor agrees to cooperate with Assignee's efforts to obtain the full and maximum recovery of all Proceeds payable under the Policy in connection with the Claim and the Insured Event, but at no cost or expense to Assignor.
4.Valuation. Insurer and Assignee hereby acknowledge and agree that the final Claim repair scope of the work to be performed at the Property resulting from or arising out of hte Insured Event, and the final total cost of the Claim payable by Insurer under the Policy, shall be as set forth in Schedule 1 attached hereto [HOW WILL THIS BE DETERMINED PRIOR TO EXECUTION?]. Insurer agrees so long as the final Claim repair scope of work is completed at the Property on or before the date that is one (1) year from the date Assignee acquires title to the Property, Insurer hereby waives and is estopped from asserting Section 12(b)(7) of the Policy. Within five (5) business days after Insurer's receipt of Assignee's written notice to Insurer of the completion of the final Claim repair scope of work at the Property, the Insurer shall pay and deliver payment to Assignee, or to Designee if so directed by Assignee, of the unpaid balance of the final total cost of the Claim payable by Insurer under the Policy as forth in Schedule 1 attached hereto.
5.Loss Payable. Notwithstanding anything contained in the Policy, including without limitation Section 5 of the Policy, Insurer agrees that neither Assignor's nor Assignee's receipt of any partial payment on the Claim shall release Insurer of any of its obligations under the Policy to pay Assignee the "Replacement Cost Value" (as such term is defined in the Policy), with respect to the Claim and the Insured Event.
6.Insurer Consent. Notwithstanding anything contained in the Policy, Insurer expressly (i) consents to and acknowledges the Assignment, and (ii) agrees to continue coverage on Assignee’s behalf under the Policy. If required by Insurer, Insurer shall promptly issue any endorsement(s) to the Policy to effectuate the intent and purpose of this Agreement. Insurer expressly waives any rights it may have under the Policy or at law or in equity to deny coverage based on the Assignment. To the extent any of the terms or conditions of this Agreement are contrary to or conflict with the terms and conditions of the Policy, the terms of this Agreement shall control and be binding upon the parties.
7.Mutual Representations and Warranties. As of the date hereof and as of the Effective Date, each party to this Agreement hereby represents and warrants to one another for itself only the following:

a)	Each party hereto is duly organized, validly existing and in good standing under the laws of the state of its formation.

b)
Each party hereto has the full power and authority, and is duly and legally authorized, to execute, deliver and perform this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

c)	This Agreement has been duly executed and delivered by a duly authorized representative of each party hereto, and this Agreement is the legal, valid and binding obligation of each such party.

d)	No consents or permissions are required to be obtained by any party to this Agreement for the execution and performance of this Agreement.

e)
The execution, delivery and performance of this Agreement will not violate any provision of, result in a breach of any of the terms or provisions of, or constitute a default under, any existing law or regulation binding on any party to this Agreement, or order, judgment or decree of any court, arbitrator or governmental authority binding on such party, or other agreement or document to which any party to this Agreement is a party or by which it is bound.

f)	To each party’s knowledge, the recitals set forth above are true and correct and are fully incorporated into this Agreement.

8.Assignor Representations and Warranties. As of the date hereof and as of the Effective Date, Assignor hereby represents and warrants to Assignee the following:

a)
Other than the Policy, there are no other insurance policies naming either Seller or Greystar as an insured which provide coverage for wind and/or hail damage to the Property. Insurer is the only carrier obligated to pay any proceeds related to the Insured Event.

b)	No Rental Value (as defined in Section 7(d) of the Policy) loss resulted from the Insured Event.

The foregoing representations and warranties of Assignor are expressly limited to Assignor’s actual knowledge. As used herein, the actual knowledge of Assignor is limited solely to matters within the actual knowledge (with no duty of due diligence, inquiry or investigation) of Bruce Savett. Assignee acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Assignor’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Assignee. Assignee covenants that it will bring no action of any kind against such individual related to or arising out of these representations and warranties.
9.Property Sale Agreement. This Agreement is being entered into pursuant to and in satisfaction of Section 2.2.5 of the Property Sale Agreement.
10.Assigns. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
11.Survival. The obligations of Assignor and Assignee under this Agreement shall survive the closing under the Property Sale Agreement.
12.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. A signature scanned and sent by facsimile and/or electronic mail shall be binding as an original signature.
13.Consideration. Greystar acknowledges and agrees that it has derived direct and substantial benefit from the sale of the Property, and that such benefit constitutes sufficient consideration for Greystar’s execution and delivery of this Agreement.
14.Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Colorado. Any dispute arising under this Amendment or the documents referred to herein will be adjudicated exclusively in the courts of the State of Colorado with venue in the jurisdiction.
[Signature pages immediately follow.]

IN WITNESS WHEREOF, Assignor, Assignee, and Insurers have caused this Agreement to be duly executed on the day and year first above written:
ASSIGNOR:

GREYSTAR REAL ESTATE PARTNERS,
LLC, a _____________ limited liability
company By:

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

GPP [__________] LLC,
a Delaware limited liability company

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

[signatures continue on next page.]

[Signature page to Assignment of Insurance Claims and Proceeds]

ASSIGNEE:

STAR [__________] LLC,
a Delaware limited liability company

By:    _______________________________
Name: ______________________________
Title: _____________________________

[signatures continue on next page.]

[Signature page to Assignment of Insurance Claims and Proceeds]

INSURERS:

LEXINGTON INSURANCE COMPANY,
a [__________] corporation

By:    ___________________________________
Name:    ___________________________________
Title: ___________________________________

[Signature page to Assignment of Insurance Claims and Proceeds]

EXHIBIT A
INSURANCE POLICY

SCHEDULE 1
SCOPE AND COST OF WORK RELATED TO CLAIM